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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Insmed Incorporated for the registration of its common stock and to the incorporation by reference therein of our reports dated February 23, 2017, with respect to the consolidated financial statements of Insmed Incorporated, and the effectiveness of internal control over financial reporting of Insmed Incorporated, included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Iselin, New Jersey May 19, 2017

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm